As filed with the Securities and Exchange Commission on November 18, 2019

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

MDU RESOURCES GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	30-1133956
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No)

1200 West Century Avenue
P.O. Box 5650
Bismarck, North Dakota	58506-5650
(Address of Principal Executive Offices)	(Zip Code)

MDU RESOURCES GROUP, INC. 401(k) RETIREMENT PLAN

(Full title of the plan)

David L. Goodin	Jason L. Vollmer
President and Chief Executive Officer	Vice President, Chief Financial Officer and Treasurer
MDU Resources Group, Inc.	MDU Resources Group, Inc.
1200 West Century Avenue	1200 West Century Avenue
P.O. Box 5650	P.O. Box 5650
Bismarck, North Dakota 58506-5650	Bismarck, North Dakota 58506-5650
(Name and address of agent for service)

(701) 530-1000

(Telephone number, including area code, of agent for service)

Copy to:

Jason Day

Perkins Coie LLP

1900 Sixteenth Street, Suite 1400

Denver, Colorado 80202

(303) 291-2300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to Be Registered(1)	Amount to Be Registered(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(3)
Common Stock, par value $1.00 per share	5,000,000	$28.82	$144,100,000	$18,705

(1)         In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the MDU Resources Group, Inc. 401(k) Retirement Plan (the “Plan).

(2)         Pursuant to Rule 416(a) under the Securities Act, this registration statement also covers any additional shares of the registrant’s common stock that may become issuable under the Plan as a result of any future stock splits, stock dividends or similar adjustments of the registrant’s outstanding common stock.

(3)         Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act. The proposed maximum offering price per share is estimated based on the average of the high and low sales prices for the registrant’s common stock as reported by the New York Stock Exchange on November 12, 2019.

EXPLANATORY NOTE

MDU Resources Group, Inc. (the “Registrant”) previously filed a Registration Statement on Form S-8 (File No. 333-212635), as amended by Post-Effective Amendment No. 1 thereto (the “Post-Effective Amendment No. 1”, and as so amended, the “Prior Registration Statement”), pertaining to the registration of 4,500,000 shares of common stock, par value $1.00 per share (the “Common Stock”), issuable under the MDU Resources Group, Inc. 401(k) Retirement Plan (the “Plan”). The Registrant hereby incorporates by reference the contents of the Prior Registration Statement to the extent not otherwise amended or superseded by the contents of this Registration Statement.

This Registration Statement is being filed pursuant to General Instruction E of Form S-8 to register under the Securities Act of 1933, as amended, the offer and sale of an additional 5,000,000 shares of Common Stock pursuant to the Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant or the MDU Resources Group, Inc. 401(k) Retirement Plan with the Securities and Exchange Commission (the “Commission”) are incorporated by reference herein as of their respective dates of filing:

•                The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2018.

•                The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019, June 30, 2019 and September 30, 2019.

•                The MDU Resources Group, Inc. 401(k) Retirement Plan’s Annual Report on Form 11-K for the year ended December 31, 2018.

•                The Registrant’s Current Reports on Form 8-K or Form 8-K12B, as applicable (except for the portions which were furnished rather than filed), filed on January 2, 2019, February 15, 2019, February 22, 2019, May 8, 2019 and October 4, 2019.

•                The description of the Registrant’s Common Stock contained in Exhibit 99(b) to its Current Report on Form 8-K12B, filed with the Commission on January 2, 2019, and any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant or the MDU Resources Group, Inc. 401(k) Retirement Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this registration statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents, except as to any portion of any future annual or quarterly report to stockholders or document that is not deemed filed under such provisions. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8. Exhibits.

Exhibit No.	Description

*4(a)	Amended and Restated Certificate of Incorporation of MDU Resources Group, Inc., filed as Exhibit 3.2 to Form 8-K, filed on May 8, 2019 (File No. 001-03480).

*4(b)	Amended and Restated Bylaws of MDU Resources Group, Inc., filed as Exhibit 3.1 to Form 8-K, filed on February 15, 2019 (File No. 001-03480).

*4(c)	MDU Resources Group, Inc. 401(k) Retirement Plan, as restated January 1, 2017, filed as Exhibit 10(a) to Form 10-Q for the quarter ended March 31, 2017, filed on May 8, 2017, in File No. 001-03480.

*4(d)

Instrument of Amendment to the MDU Resources Group, Inc. 401(k) Retirement Plan, dated March 31, 2017, filed as Exhibit 10(b) to Form 10-Q for the quarter ended March 31, 2017, filed on May 8, 2017, in File No. 001-03480.

*4(e)

Instrument of Amendment to the MDU Resources Group, Inc. 401(k) Retirement Plan, dated April 10, 2017, filed as Exhibit 10(e) to Form 10-Q for the quarter ended June 30, 2017, filed on August 4, 2017, in File No. 001-03480.

*4(f)

Instrument of Amendment to the MDU Resources Group, Inc. 401(k) Retirement Plan, dated August 30, 2017, filed as Exhibit 10(a) to Form 10-Q for the quarter ended September 30, 2017, filed on November 3, 2017, in File No. 001-03480.

*4(g)

Instrument of Amendment to the MDU Resources Group, Inc. 401(k) Retirement Plan, dated April 25, 2018, filed as Exhibit 10(b) to Form 10-Q for the quarter ended June 30, 2019, filed on August 2, 2019, in File No. 001-03480.

*4(h)

Instrument of Amendment to the MDU Resources Group, Inc. 401(k) Retirement Plan, dated September 6, 2018, filed as Exhibit 10(c) to Form 10-Q for the quarter ended June 30, 2019, filed on August 2, 2019, in File No. 001-03480.

*4(i)

Instrument of Amendment to the MDU Resources Group, Inc. 401(k) Retirement Plan, dated December 20, 2018, filed as Exhibit 10(d) to Form 10-Q for the quarter ended June 30, 2019, filed on August 2, 2019, in File No. 001-03480.

*4(j)

Instrument of Amendment to the MDU Resources Group, Inc. 401(k) Retirement Plan, dated March 22, 2019, filed as Exhibit 10(e) to Form 10-Q for the quarter ended June 30, 2019, filed on August 2, 2019, in File No. 001-03480.

*4(k)

Instrument of Amendment to the MDU Resources Group, Inc. 401(k) Retirement Plan, dated August 22, 2019, filed as Exhibit 10(a) to Form 10-Q for the quarter ended September 30, 2019, filed on November 1, 2019, in File No. 001-03480.

5(a)	Opinion of Perkins Coie LLP.

23(a)	Consent of Deloitte & Touche LLP.

23(b)	Consent of Baker Tilly Virchow Krause, LLP.

23(c)	Consent of Perkins Coie LLP (included in Exhibit 5(a)).

*Previously filed and incorporated herein by reference.

The Registrant will submit or have submitted the MDU Resources Group, Inc. 401(k) Retirement Plan and any amendment thereto to the Internal Revenue Service (the “IRS”) in a timely manner and have made or will make all changes required by the IRS in order to qualify the plan, as amended, under Section 401 of the Internal Revenue Code of 1986, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bismarck, State of North Dakota on the 18th day of November, 2019.

MDU RESOURCES GROUP, INC.

By:	/s/ David L. Goodin
David L. Goodin
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David L. Goodin	President, Chief Executive Officer and Director	November 18, 2019
David L. Goodin

/s/ Jason L. Vollmer	Vice President, Chief Financial Officer and Treasurer	November 18, 2019
Jason L. Vollmer

/s/ Stephanie A. Barth	Vice President, Chief Accounting Officer and Controller	November 18, 2019
Stephanie A. Barth

/s/ Dennis W. Johnson	Chair of the Board	November 18, 2019
Dennis W. Johnson

/s/ Thomas Everist	Director	November 18, 2019
Thomas Everist

/s/ Karen B. Fagg	Director	November 18, 2019
Karen B. Fagg

/s/ Mark A. Hellerstein	Director	November 18, 2019
Mark A. Hellerstein

/s/ Patricia L. Moss	Director	November 18, 2019
Patricia L. Moss

/s/ Edward A. Ryan	Director	November 18, 2019
Edward A. Ryan

/s/ David M. Sparby	Director	November 18, 2019
David M. Sparby

/s/ Chenxi Wang	Director	November 18, 2019
Chenxi Wang

/s/ John K. Wilson	Director	November 18, 2019
John K. Wilson

SIGNATURE

The Plan: Pursuant to the requirements of the Securities Act of 1933, the MDU Resources Group, Inc. Employee Benefits Committee, which functions as the 401(k) Retirement Plan Committee, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bismarck, State of North Dakota on the 18th day of November, 2019.

MDU RESOURCES GROUP, INC. 401(k) RETIREMENT PLAN

By:	/s/ Jason L. Vollmer
Jason L. Vollmer
Chairman, Employee Benefits Committee